FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of October 30, 2013, by and between SOUTHERN TULSA, LLC, a Georgia limited liability company (“Purchaser”), and NATIONWIDE HEALTH PROPERTIES, LLC, a Delaware limited liability company (“Seller”).

RECITALS

A.

Purchaser and Seller are parties to that certain Purchase and Sale Agreement dated as of September 30, 2013 (the “Original Purchase Agreement”), with respect to the sale of certain real property located at 5170 S. Vandalia, Tulsa, Oklahoma.  All initially-capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Original Purchase Agreement.  The Original Purchase Agreement, as amended, modified and revised by this Amendment, may be referred to herein as the “Purchase Agreement.”

B.

Purchaser and Seller now desire to amend the Original Purchase Agreement in certain limited respects, all upon the terms and subject to the conditions set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Purchaser and Seller agree as follows:

1.

Due Diligence Expiration Date.  The Due Diligence Expiration Date is hereby extended to November 15, 2013.  For the avoidance of doubt, the foregoing shall not be deemed to extend the Outside Authorization Date or the Outside OTA Date, both of which shall be as set forth in the Original Purchase Agreement.

2.

Title Objection Letter.  Notwithstanding anything to the contrary in the Original Purchase Agreement, Seller shall have until November 8, 2013 to respond to Purchaser’s title objection letter delivered to Seller on October 29, 2013 under Section 4(b) of the Original Purchase Agreement.

3.

Reaffirmation of Obligations.  Notwithstanding the modifications to the Original Purchase Agreement contained herein, Purchaser and Seller each hereby acknowledges and reaffirms its respective obligations under the Purchase Agreement.  All references in the Purchase Agreement to particular terms and provisions shall be deemed to refer to those terms and provisions as amended hereby.

4.

Effect of Amendment.  Except as specifically amended by this Amendment, the terms and conditions of the Original Purchase Agreement shall remain unmodified and in full force and effect.  In the event of any inconsistencies between the terms of this Amendment and any terms of the Original Purchase Agreement, the terms of this Amendment shall govern and prevail.

5.

Miscellaneous.

(a)

Incorporation of Prior Agreements; Amendments.  This Amendment and any exhibits or schedules attached hereto and incorporated herein contain all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose.  No provision of this Amendment may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

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(b)

Counterparts; Electronic Delivery.  This Amendment may be executed in counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one agreement.  Executed copies hereof may be delivered by facsimile, email or other electronic means and upon receipt will be deemed originals and binding upon the parties hereto, regardless of whether originals are delivered thereafter.

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54435.1

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

PURCHASER:

SOUTHERN TULSA, LLC,

a Georgia limited liability company

By:

/s/ Christopher E. Brogdon _____

Name:  Christopher E. Brogdon

Title:  Manager

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54435.SIG

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SELLER:

NATIONWIDE HEALTH PROPERTIES, LLC,

a Delaware limited liability company

By:

/s/ Joseph D. Lambert

Name:  Joseph D. Lambert

Title:  Vice President

54435.SIG

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